Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we consent to the incorporation by reference of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of the Omega Flex, Inc. 401(k) Profit Sharing Plan as of and for the year ended December 31, 2008 included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-135515).

By: /s/ Caturano and Company, P.C.

Caturano and Company, P.C.

Boston, Massachusetts

June 29, 2009